Exhibit 99.1

Zoned Properties Announces Expansion of Leased Facilities at Medical Marijuana Business Park in Tempe, Arizona

Medical Marijuana Tenant Expands from 5,000 to 15,000 square feet

SCOTTSDALE, Ariz., August 25, 2016 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed marijuana industry, today announced that it has signed an amendment to the existing Lease Agreement with its medical marijuana tenant at the company’s Medical Marijuana Business Park in Tempe, Arizona. The amendment will significantly increase the base rent for the property once increased rental payments begin in the first quarter of 2017. Additionally, Zoned Properties has entered into another lease amendment with a second tenant at the property that leases space for an antenna facility. That lease amendment will contribute to increased rental revenue at no additional cost to the company.

The licensed medical marijuana facility is expanding its current operation from 5,000 to 15,000 square feet. The tenant intends to have the largest infusion kitchen and processing facility in Arizona and will use the additional 10,000 square feet of space for cultivation and processing. Zoned Properties has reserved a total of 30,000 square feet for the tenant’s future expansions. The lease terms are Triple Net (NNN) and the expanded development will utilize Zoned Properties’ Triple-Set (SSS) development and design model.

Bryan McLaren, Chief Executive Officer of Zoned Properties, stated, “This expansion for our tenant is a great example of how quickly an experienced operator can grow their business operations with the availability of a sophisticated facility. An important part of our development strategy is to ensure that development and expansion matches the pace of our tenant’s business operations, giving the tenant time to adjust to increased rental payments based upon their own revenue stream in the marketplace. This strategy helps mitigate default risk in a constantly evolving industry. The 60,000 square foot Medical Marijuana Business Park will give our tenant the opportunity to continue expansion in the future as their business grows, and gives the company the opportunity to develop space for another operator in the near future. We will continue our process of developing relationships with the right set of tenants to bring the property to full capacity.”

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com